Exhibit 5.3

September 25, 2007

Dear Sirs/Mesdames:

Re:	Canadian Natural Resources Limited ("CNRL")

We refer to the Registration Statement on Form F-9 of CNRL dated September 25, 2007 (collectively the "Registration Statement").

We hereby consent to the use of our firm name in the Registration Statement and to the reference to our opinion under "Certain Income Tax Considerations" and reference to our firm name under the heading "Legal Matters" in the Registration Statement.

Yours truly,

(Signed)

"PARLEE McLAWS LLP"

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